UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2010

ARENA RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31657	73-1596109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 South Lewis Street Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 747-6060

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 16, 2010, SandRidge Energy, Inc. (“SandRidge”) completed its acquisition of Arena Resources, Inc. (the “Company”) by means of the merger of Steel Subsidiary Corporation, a wholly-owned subsidiary of SandRidge (“Merger Sub”), with and into the Company. In the merger, each outstanding share of Company common stock was canceled and converted into the right to receive 4.7771 shares of SandRidge common stock and $4.50 in cash. In the aggregate, SandRidge expects to issue approximately 191 million shares of its common stock and pay approximately $178 million in cash, as consideration in the merger.

The terms of the merger were described in (i) the Joint Proxy Statement/Prospectus of SandRidge and the Company (the “Joint Proxy Statement/Prospectus”) included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No.: 333-166141) filed by SandRidge with the Securities and Exchange Commission (the “SEC”) on April 30, 2010, as supplemented by the supplement to the Joint Proxy Statement/Prospectus of the Company and SandRidge filed by SandRidge with the SEC on June 14, 2010, (ii) the Company’s Current Report on Form 8-K filed with the SEC on May 28, 2010, and (iii) the Company’s Current Report on Form 8-K filed with the SEC on June 2, 2010. A copy of the Agreement and Plan of Merger, dated as of April 3, 2010 (as amended by Amendment No.1 and Amendment No. 2 as described below, the “Merger Agreement”), among SandRidge, Merger Sub and the Company, was attached as Annex A to the Joint Proxy Statement/Prospectus and is incorporated herein by reference. A copy of Amendment No. 1, dated as of May 27, 2010, to the Agreement and Plan of Merger, among SandRidge, Merger Sub and the Company, was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 28, 2010, and is incorporated herein by reference. A copy of Amendment No. 2, dated as of June 1, 2010, to the Agreement and Plan of Merger, among SandRidge, Merger Sub and the Company, was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 2, 2010, and is incorporated herein by reference.

On July 16, 2010, SandRidge and the Company issued a joint press release announcing the completion of the transaction, a copy of which is included herein as Exhibit 99.1 and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the merger, the Company requested that the New York Stock Exchange suspend trading in common stock of the Company, effective as of July 19, 2010, and file an application on Form 25 with the SEC in accordance with Rule 12d2-2 promulgated under the Securities Exchange Act of 1934, as amended, to delist the common stock of the Company as soon as possible.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth above under Item 2.01 is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

As a result of the consummation of the merger, a change in control of the Company occurred. The information set forth above under Item 2.01 is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At a special meeting of the Company’s stockholders held on July 16, 2010, the Company’s stockholders approved the Merger Agreement. The number of votes cast for, against and withheld, and the number of abstentions and broker non-votes, is set forth in the table below.

Matter Voted Upon	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval of Merger Agreement	32,909,955	1,922,415	30,861	0

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of April 3, 2010, among SandRidge, Merger Sub and the Company (attached as Annex A to the Joint Proxy Statement/Prospectus and incorporated herein by reference), as amended by Amendment No. 1, dated as of May 27, 2010, to the Agreement and Plan and Merger, among SandRidge, Merger Sub and the Company (attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 28, 2010 and incorporated herein by reference), and by Amendment No. 2, dated as of June 1, 2010, to the Agreement and Plan of Merger, among SandRidge, Merger Sub and the Company (attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 2, 2010 and incorporated herein by reference).

Exhibit 99.1.	Press release issued jointly by SandRidge and the Company, dated July 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARENA RESOURCES, INC. (Registrant)

July 16, 2010	By:	/S/ DIRK M. VAN DOREN
	Name:	Dirk M. Van Doren
	Title:	Executive Vice President and Chief Financial Officer